UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2010

METHODE ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-2816	36-2090085
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7401 West Wilson Avenue, Chicago, Illinois 60706

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 867-6777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by Methode Electronics, Inc. (the “Company”) on June 29, 2010 where the Company reported, under Item 5.03, an amendment of the Company’s By-Laws.  This amendment is being filed to report an additional amendment of the Company’s By-Laws approved by the board of directors on June 24, 2010.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, on June 24, 2010, the Board of Directors (the “Board”) of the Company amended Article V of the Company’s By-Laws adding a new Section 9 to Article V of the Company’s By-Laws establishing the position of Chief Operating Officer, effective immediately.  In addition, the Board amended Section 1 of Article III of the Company’s By-Laws to increase the size of the Board from a maximum of nine directors to a maximum of twelve directors, effective as of the date of the Company’s annual shareholders meeting, September 16, 2010.  A copy of the Company’s By-Laws, as amended and restated, is attached hereto as Exhibit 3.1.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

3.1           Amended and Restated By-Laws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METHODE ELECTRONICS, INC.

Date: August 9, 2010	By:	/s/ Douglas A. Koman
Douglas A. Koman
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
3.1	Amended and Restated By-Laws